UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2026

HERTZ GLOBAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
(Address of principal executive offices, including zip code)

(239) 301-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	HTZ	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	HTZWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 28, 2026, Hertz Global Holdings, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”). The final voting results for each matter submitted to a vote of stockholders at the 2026 Annual Meeting are set forth below.

1.    Election of the Company’s Two Director Nominees.

The Company’s stockholders elected the two director nominees noted below to the Board of Directors, each to hold office until the Company’s 2029 Annual Meeting of Stockholders. The voting results were as follows:

Nominee	For	Withheld	Broker Non-Votes
Lucy Clark Dougherty	230,551,398	2,505,973	35,901,397
Evangeline Vougessis	207,688,995	25,368,376	35,901,397

2.    Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Auditor for Fiscal Year Ending December 31, 2026.

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2026. The voting results were as follows:

For	Against	Abstain
266,186,337	2,332,765	439,666

3.    Approval, on an Advisory Basis, of the Company’s Named Executive Officers’ Compensation.

The Company’s stockholders approved, on a non-binding, advisory basis, a resolution approving the Company’s named executive officers’ compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
228,337,281	3,869,272	850,818	35,901,397

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.

By:	/s/ Piero Bussani
Name:	Piero Bussani
Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary
Date:  May 29, 2026